Exhibit 99

Press Release

Horizon Announces Award of PEMEX Contract

HOUSTON, April 16 /PRNewswire-FirstCall/ -- Horizon Offshore, Inc. (Nasdaq: HOFF) announced today that it has been awarded PEMEX Contract No. 18575824-009-02 for the rehabilitation of pipelines in the Cantarell field. Horizon Offshore will conduct the salvage and repair of various pipelines including: repair of riser expansion curves, pigging and testing of repaired segments and related existing facilities, installation of topside spools and valves, line stabilizations, repair of pipeline crossings, recovery of lines out of service and trenching of the repaired segments and existing pipeline installations. The derrick barge Atlantic Horizon, lay barge Gulf Horizon and diving support vessel Pearl Horizon will be utilized on the project. Construction is scheduled to begin late second quarter of 2002.

"With this award, we continue to solidify our presence in Mexico and are well placed to pursue additional work. We have enjoyed a continuous work program in Mexico since June 2000. This award further underscores our continued momentum in the international marketplace," stated Bill Lam, president and chief executive officer.

Horizon provides marine construction services to the offshore oil and gas industry. The company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other sub sea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements are subject to various risks and uncertainties, including, but not limited to, industry conditions and volatility; prices of oil and gas; the company's ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the company's filing with the Securities and Exchange Commission.

Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon Offshore or any other person that the projected outcomes can or will be achieved.